Exhibit 10.5

JPMORGAN CHASE BANK, N.A.
383 Madison Avenue
New York, New York 10179

October 21, 2016

International Business Machines Corporation

One New Orchard Road

Armonk, New York 10504

Attention:  Heather Wilson

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement, dated as of November 10, 2011 (as amended or modified from time to time, the “Credit Agreement”) among International Business Machines Corporation., a New York corporation (“IBM”), each Subsidiary Borrower (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and the other agents named therein and (ii) the Extension Request, dated as of September 21, 2016 (the “Extension Request”), delivered by IBM to the Administrative Agent pursuant to Section 2.21(a) of the Credit Agreement.  Capitalized terms used but not defined herein are used with the meanings assigned to them in the Credit Agreement.

We hereby confirm that, prior to the Extension Request Deadline specified in the Extension Request, we have received executed consents to the extension of the Termination Date requested in the Extension Request from each of the Lenders listed on Schedule 1 hereto extending the Termination Date with respect to the Revolving Credit Commitments of such consenting Lenders to November 10, 2021. Also listed on Schedule 1 are each Lender’s respective Revolving Credit Commitment under the Credit Agreement as of the date hereof.

Very truly yours,

JPMORGAN CHASE BANK, N.A., as Administrative
Agent

By:	/s/ Donatus Anusionwu
Name: Donatus Anusionwu
Title:Vice President

Schedule 1

Lender	Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	$575,000,000
BNP Paribas	$575,000,000
Citibank, N.A.	$575,000,000
Royal Bank of Canada	$575,000,000
Mizuho Bank, Ltd.	$525,000,000
Bank of America, N.A.	$450,000,000
Barclays Bank PLC	$450,000,000
Deutsche Bank AG New York Branch	$450,000,000
HSBC Bank USA N.A.	$450,000,000
Wells Fargo Bank, N.A.	$450,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$315,000,000
Banco Santander, S.A.	$300,000,000
Commerzbank AG, New York Branch	$300,000,000
Credit Suisse, Cayman Islands Branch	$300,000,000
Goldman Sachs Bank USA	$300,000,000
ING Bank N.V., Dublin Branch	$300,000,000
Societe Generale	$300,000,000
U.S. Bank National Association	$300,000,000
UniCredit Bank AG, New York Branch	$300,000,000
Bank of China, New York Branch	$250,000,000
Mitsubishi UFJ Trust and Banking Corporation	$210,000,000
Australia and New Zealand Banking Group Limited	$200,000,000
PNC Bank, National Association	$200,000,000
Standard Chartered Bank	$200,000,000
Sumitomo Mitsui Banking Corporation	$200,000,000
Toronto Dominion (New York) LLC	$200,000,000
Banco Bilbao Vizcaya Argentaria, S.A., New York Branch	$100,000,000
Banco Bradesco S.A., New York Branch	$100,000,000
Canadian Imperial Bank of Commerce, New York Branch	$100,000,000
Danske Bank A/S	$100,000,000
Industrial and Commercial Bank of China Limited New York Branch	$100,000,000
Lloyds Bank plc	$100,000,000
Raiffeisen Bank International AG	$100,000,000
State Street Bank and Trust Company	$100,000,000
The Bank of New York Mellon	$100,000,000
The Northern Trust Company	$100,000,000
Total:	$10,250,000,000